Exhibit 23

                               CALPROP CORPORATION

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-92633 and 333-92635 of Calprop Corporation on Form S-8 of our report dated April 13, 2000 appearing in this Annual Report on Form 10-K of Calprop Corporation for the year ended December 31, 1999.

Deloitte & Touche LLP

Los Angeles, California
April 13, 2000


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